UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934 (Amendment No. )

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Power REIT

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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301 Winding Road Old Bethpage, NY 11804 212-750-0371 www.pwreit.com

August 18, 2023

Dear fellow shareholder:

Attached please find materials related to the 2023 Annual Meeting of Power REIT.

We have included with this letter a Proxy Statement that provides you with detailed information about the Annual Meeting. We encourage you to read the entire Proxy Statement carefully. You may also obtain more information about Power REIT from documents we have filed with the Securities and Exchange Commission.

You are being asked at the Annual Meeting to elect Trustees named in the Proxy Statement, to ratify the retention of MaloneBailey, LLP as our independent registered public accounting firm and to transact any other business properly brought before the meeting.

Your vote is important. We encourage you to vote your shares prior to the Annual Meeting. You may vote your shares through one of the methods described in the enclosed Proxy Statement. We strongly urge you to read the accompanying Proxy Statement carefully and to vote FOR the nominees proposed by the Board of Trustees and in accordance with the recommendations of the Board of Trustees on the other proposals by following the voting instructions contained in the Proxy Statement.

On behalf of the Board of Trustees, we thank you for your ongoing support and investment in Power REIT.

Very truly yours,

David H. Lesser

Chairman of the Board of Trustees

Power REIT

301 Winding Road

Old Bethpage, NY 11804

NOTICE OF 2023 ANNUAL MEETING OF SHAREHOLDERS

Thursday, September 14, 2023, 10:00 AM (local time)

The 2023 annual meeting of holders (“shareholders”) of shares of beneficial interest, $0.001 par value (“common shares” or “common stock”) of Power REIT (the “Trust”) will be held on Thursday, September 14, 2023, at 10:00 AM (local time) at 301 Winding Road, Old Bethpage NY 11804 (the “2023 Annual Meeting”).

The items of business are:

(1)	to elect the five nominees for trustees named in the accompanying proxy statement to the Trust’s Board of Trustees, each to serve until the next annual meeting of shareholders and until the successors to such trustees have been duly elected and qualified;

(2)	to ratify the appointment of MaloneBailey, LLP (“MaloneBailey”) as the Trust’s independent registered public accounting firm;

(3)	to transact such other business as may properly come before the meeting.

These items are more fully described in the accompanying proxy statement. The Trust’s Annual Report on Form 10-K for the year ended December 31, 2022, which includes the Trust’s consolidated financial statements as of and for the year ended December 31, 2022, is available on our website, https://www.pwreit.com/news-and-sec-filings, and can be provided by mail upon request. Requests should be mailed to Power REIT, 301 Winding Road, Old Bethpage, NY 11804 or emailed to ir@pwreit.com.

The Board of Trustees has fixed the close of business on August 14, 2023 as the record date for the determination of shareholders entitled to notice of and to vote at the 2023 Annual Meeting and any adjournments thereof. Shareholders of record can vote their common shares by using the Mail or Internet. Instructions for using these convenient services are set forth in the enclosed materials. You also may vote your common shares by marking your votes on the enclosed white proxy card, signing and dating it and mailing it in the enclosed envelope.

A list of stockholders of record will be available for inspection at the 2023 Annual Meeting.

Your vote is important. Please vote by using the Internet or by marking, signing, dating and returning the enclosed white proxy card.

By order of the Board of Trustees

/s/ David H. Lesser
David H. Lesser
Secretary
August 18, 2023

IMPORTANT NOTICE CONCERNING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDERS MEETING TO BE HELD ON SEPTEMBER 14, 2023:

The Trust’s 2023 proxy materials, including the Notice of 2023 Annual Meeting of Shareholders, Proxy Statement and proxy card, together with the Trust’s Annual Report on Form 10-K, will be mailed on or about August 18, 2023 and are available at www.proxyvote.com. The Trust’s Annual Report on Form 10-K for the year ended December 31, 2022, is available on the website, https://www.pwreit.com/news-and-sec-filings, and can be provided by mail upon request. Requests should be mailed to Power REIT, 301 Winding Road, Old Bethpage, NY 11804 or emailed to ir@pwreit.com.

Power REIT

301 Winding Road

Old Bethpage, NY 11804

PROXY STATEMENT

2023 ANNUAL MEETING OF SHAREHOLDERS

This proxy statement is being furnished to the holders (“shareholders”) of shares of beneficial interest, $0.001 par value (“common shares” or “common stock”) of Power REIT (the “Trust”, “we” or “us”) in connection with the solicitation of proxies by the Board of Trustees of the Trust to be voted at the 2023 annual meeting to be held on Thursday, September 14, 2023 at 10:00 A.M. local time at 301 Winding Road, Old Bethpage, NY 11804 (the “2023 Annual Meeting”), and at any adjournments thereof. The items of business for the annual meeting are:

(1)	to elect the five trustees named herein to the Trust’s Board of Trustees, to serve until the next annual meeting of shareholders and until the successors to such trustees have been duly elected and qualified;

(2)	to ratify the appointment of MaloneBailey, LLP (“MaloneBailey”) as the Trust’s independent registered public accounting firm;

(3)	to transact such other business as may properly come before the meeting.

This proxy statement and the accompanying notice of annual meeting and form of proxy card and the Trust’s Annual Report on Form 10-K are first being mailed or made available to shareholders on or about August 18, 2023. Our Annual Report on Form 10-K for the year ended December 31, 2022, which includes our consolidated financial statements as of and for the year ended December 31, 2022, is available on the Trust’s website, https://www.pwreit.com/news-and-sec-filings and can be provided by mail upon request. Requests should be mailed to Power REIT, 301 Winding Road, Old Bethpage, NY 11804 or emailed to ir@pwreit.com.

The cost of this solicitation of proxies will be borne by the Trust. Solicitations may be made by mail, telephone, facsimile or electronic mail, and by officers of the Trust without extra compensation. The Trust will reimburse brokerage firms and other third parties for their reasonable and customary expenses in forwarding our proxy materials to beneficial owners of our common shares.

The Board of Trustees has fixed the close of business on August 14, 2023, as the record date (the “record date”) for the determination of shareholders entitled to notice of and to vote at the 2023 Annual Meeting and any adjournments thereof. At the close of business on the record date, there were outstanding and entitled to vote 3,389,961 of our common shares (including unvested, restricted common shares granted pursuant to the Trust’s 2020 Equity Incentive Plan (the “Plan”) and other stock grants, which pursuant to the terms of the grants carry voting privileges).

Quorum, Voting Power, Effect of Abstentions, Required Votes

At the annual meeting, the presence, in person or by proxy, of shareholders entitled to cast thirty-three and one third percent (33 1/3%) of all the votes entitled to be cast at the meeting shall constitute a quorum. Each outstanding common share shall be entitled to one vote on each matter submitted to a vote. For purposes of the foregoing, abstentions and non-votes shall not be deemed to be votes cast, although they shall be counted for purposes of determining the existence of a quorum.

The nominees for the Board of Trustees that receive the highest number of affirmative votes cast, up to the number of nominee slots to be filled, shall be elected as trustees. The ratification of the appointment of MaloneBailey requires the affirmative vote of the majority of the shares both present, in person or by proxy, and casting a vote shall decide a particular matter.

Voting Procedures

If you hold our common shares in your own name, as a “holder of record” or “registered” holder, you may have your shares voted through a proxy submitted on your behalf pursuant to your instructions, through any of the following methods:

● using the Internet, log on to www.proxyvote.com and follow the instructions; or

● marking, signing, dating, and returning the white proxy card in the postage-paid mailing envelope provided.

If you are a holder or record or registered shareholder and do not appoint and instruct proxies by voting over the Internet or by marking, signing, dating and returning the white proxy card, then you must attend the meeting in person in order to vote.

If you do not hold our common shares in your own name, but instead hold your interest in our shares through one or more intermediaries, such as a bank or broker (in many cases referred to as owning shares “in street name”), then you are considered a holder of a beneficial interest in our common shares, or a “beneficial owner”, and you will be able to vote the shares in which you hold your interest through those intermediaries. An intermediary will forward our proxy materials to you and provide you with instructions as to how to vote the shares.

Broker Non-Votes, Routine and Non-Routine Matters

If you hold common shares through a bank or broker, the voting of the shares by the bank or broker when you do not provide voting instructions is governed by the rules of the NYSE American. These rules allow banks and brokers to vote such shares in their discretion on “routine” matters. On matters considered “non-routine,” banks and brokers may not vote without your instructions. Shares that banks and brokers are not authorized to vote are referred to as “broker non-votes.”

The ratification of MaloneBailey as the Trust’s independent registered public accounting firm is considered a routine matter, so banks and brokers may vote your shares regarding this proposal without your instructions. Accordingly, if you are a beneficial owner and wish to have your vote on this proposal counted in a particular way, either “for”, “against”, or as an abstention, then you must provide your voting instructions by Internet or by returning the white proxy card. If you do not instruct your bank or broker how to vote on this routine matter, your bank or broker may vote your shares in their discretion.

The election of trustees is considered a non-routine matter, and therefore banks and brokers may not vote on your behalf in the election of trustees without your instructions. Please note that if you want your votes in the election of trustees to be counted, you must instruct your bank or broker how to vote your shares. If you do not provide voting instructions, no votes will be cast on your behalf in the election of trustees.

Note that, at the 2023 Annual Meeting, abstentions and non-votes shall not be deemed to be votes cast, although they shall be counted for purposes of determining the existence of a quorum.

Revocability or Change of Proxies

A proxy may be revoked or changed at any time prior to the voting thereof, by (1) giving notice to the Secretary of the Trust in writing c/o Power REIT, 301 Winding Road, Old Bethpage, NY 11804, (2) submitting a later-dated proxy, subject to the voting deadlines that are described on the proxy card or voting instruction form, as applicable, (3) delivering to the Secretary of Trust another duly executed proxy bearing a later date or (4) by appearing at the 2023 Annual Meeting in person and voting your shares. Attendance at the meeting will not, by itself, revoke a proxy unless you specifically so request.

Cumulative Voting

Shareholders of the Trust are not entitled to exercise cumulative voting rights in the election of trustees.

Notice of Electronic Availability of Proxy Materials

As permitted by rules of the Securities and Exchange Commission (the “SEC”), these proxy materials and our Annual Report on Form 10-K for the year ended December 31, 2022 are being made available to our shareholders online and are accessible through www.proxyvote.com and https://www.pwreit.com/news-and-sec-filings (Annual Report on Form 10-K only).

Trustees’ Voting Recommendations

The Board of Trustees recommends that you vote your common shares FOR each of the Board of Trustees’ five nominees that are standing for election to the Board of Trustees (Proposal 1); and FOR the ratification of Malone Bailey as our independent registered public accounting firm (Proposal 2).

Proposal 1: Election of Trustees

Our Board of Trustees is currently comprised of five trustees, four of whom are independent under the rules of the NYSE American and under applicable rules of the SEC: Virgil E. Wenger, William S. Susman, Patrick R. Haynes, III and Dionisio D’Aguilar. Our fifth trustee, David H. Lesser, is not independent due to the fact that he is a principal shareholder, the Chief Executive Officer and Chief Financial Officer of the Trust and serves as Chairman of the Board of Trustees.

The Board of Trustees recommends to shareholders that they vote for all five of the nominees. If elected, the nominees would serve as trustees for a one-year term until the 2024 annual meeting of shareholders and until their successors are duly elected and qualified.

The nominees are:

Name	Age	Trustee Since	Trust Position
David H. Lesser	57	2009*	Chairman of Board of Trustees Chief Executive Officer, Chief Financial Officer, Secretary
Virgil E. Wenger	92	1991*	Trustee Chairman of Audit Committee Member of the Special Committee – Related Party Transactions
William S. Susman	59	2010*	Trustee Chairman of Compensation Committee Chairman of Nominating Committee Chairman of the Special Committee – Related Party Transactions
Patrick R. Haynes, III	39	2011*	Trustee Member of Nominating Committee Member of Compensation Committee Member of the Special Committee – Related Party Transactions
Dionisio D’Aguilar	59	2022	Trustee Member of the Nominating Committee Member of Audit Committee Member of the Special Committee – Related Party Transactions

* The nominees have been trustees of Power REIT since the dates listed in the table above and are and have been trustees of Pittsburgh & West Virginia Railroad, a wholly owned subsidiary of Power REIT, since the dates listed in the table above.

The following are summaries of our nominees’ biographies and experience:

David H. Lesser has over 35 years of experience in real estate, including substantial experience creating shareholder value in REITs. Mr. Lesser is currently, and has been for more than the past 25 years, President of Hudson Bay Partners, LP (“HBP”), an investment firm focused on real estate, real estate-related situations and alternative energy. Since October 2013, Mr. Lesser has served as Chairman and CEO of Millennium Investment and Acquisition Company (ticker: MILC). Mr. Lesser is co-founder and CEO of IntelliStay Hospitality Management, LLC which is sponsoring investments in hotels. Mr. Lesser has previously held leadership roles with public REITs, having served as a Senior Vice President of Crescent Real Estate Equities and as a Director of Keystone Property Trust. Prior to his time at Crescent, Mr. Lesser was a Director of Investment Banking at Merrill Lynch & Co. within the real estate finance group.

Since 1995, Mr. Lesser has, through HBP, invested in numerous real estate and alternative energy transactions, including a reverse merger transaction in 1997 that led to the formation of Keystone Property Trust (NYSE: KTR) (“Keystone”). Mr. Lesser, as president of HBP, led an investor group and structured a reverse merger transaction with American Real Estate Investment Corporation (AMEX: REA) to ultimately form Keystone. The transaction involved an investment of $30 million of cash, the merger of a property management company and the acquisition of a family-owned portfolio of industrial properties for ownership in the REIT. In addition to initial structuring and equity investment by HBP, Mr. Lesser served on Keystone’s board of trustees until June 2000. Keystone was acquired by Prologis (NYSE: PLD) in 2004 for a total enterprise value of $1.4 billion, delivering a compound annual shareholder return of 16.5% from the initial transaction.

Mr. Lesser holds an M.B.A. from Cornell University and a B.S. in Applied Management and Economics from Cornell University.

Mr. Lesser has been Chairman of Power REIT’s Board of Trustees, our Chief Executive Officer since December 2011, and our Chief Financial Officer, Secretary and Treasurer since February 2014. Mr. Lesser has been a trustee of Pittsburgh & West Virginia Railroad, a wholly owned subsidiary of Power REIT (“P&WV”), from 2009 to the present, Chairman of P&WV’s Board of Trustees from December 2010 to the present and CEO of P&WV from February 2011 to the present.

We believe that Mr. Lesser’s years of experience as a real estate investor, as a board director and in creating shareholder value for REITs provide significant benefits to the Trust.

Virgil E. Wenger, CPA, is currently, and has for the past eight years been, an independent consultant who primarily works with new startup ventures that need accounting services and financial planning assistance to determine investment and working capital needs. He also serves as chief financial officer for two private companies: Shareholder Intelligence Services, a provider of information to publicly traded client companies concerning shareholder ownership, broker activity and related analytics; and Econergy Corporation, a manufacturer and marketer of proprietary air conditioning systems. Mr. Wenger was previously a partner at Ernst & Young LLP for over 25 years. He is a graduate of the University of Kansas, with a B.S. in Business Administration, and of the Harvard Business School Advanced Management Program.

Mr. Wenger has been a trustee and Power REIT’s Audit Committee Chairman since December 2011 and a member of the Special Committee – Related Party Transactions since March 11, 2022. Mr. Wenger has been a trustee of P&WV from 1991 to the present and was P&WV’s Audit Committee Chairman from 2005 to December 2011.

We believe that Mr. Wenger’s many years of experience at Ernst & Young LLP, significant financial expertise and leadership as Chairman of the Audit Committee provide significant benefits to the Trust.

William S. Susman has over 25 years of investment banking experience, including significant experience in the transportation and railroad industry. As the former head of Merrill Lynch’s Transportation and Consumer Group, Mr. Susman advised numerous railroad clients, including Burlington Northern, CSX, Kansas City Southern, Norfolk Southern Railways, TMM and Union Pacific. Mr. Susman is currently founder and CEO of a boutique investment advisory firm, Threadstone Advisors since 2011. Prior to founding Threadstone Advisors, he was President of Financo, an investment bank focused on retail and consumer goods, where he worked from 2004-2011. Mr. Susman began his investment banking career at Salomon Brothers, in their transportation group. Mr. Susman sits on the boards of two private companies: Preferred Fragrances and Jonathan Adler Enterprises. Mr. Susman is a graduate of the University of Michigan, with a B.S. in Business Administration and a Masters from the Kellogg Graduate School of Management at Northwestern University.

Mr. Susman has been a trustee and Power REIT’s Compensation Committee Chairman since December 2011, Chairman of the Nominating Committee since August 2012 and Chairman of the Special Committee – Related Party Transactions since March 11, 2022. Mr. Susman has been a trustee of P&WV from May 2011 to the present and was P&WV’s Compensation Committee Chairperson from August 2011 to December 2011.

We believe that Mr. Susman’s understanding of business, finance and the railroad industry, acquired through over 20 years of investment banking experience, and his leadership as Chairman of the Compensation Committee and in regard to governance matters, provide significant benefits to the Trust.

Patrick R. Haynes, III is a commercial real estate investment professional with over 15 years of direct real estate private equity and investment experience across all asset classes. Mr. Haynes has served in the principal capacity on over $125m of commercial real estate investments and worked on institutional private equity and family office investment teams.

Mr. Haynes is currently the founder and managing principal of Jackson River Capital (“JRC”). JRC is a private commercial real estate holding company that sponsors/co-sponsors commercial real estate investments and platforms seeking to generate attractive risk-adjusted returns.

In 2018, Mr. Haynes co-founded Wellness Real Estate Partners (WREP), a private real estate investment platform focused on acquiring real estate assets NNN leased to behavioral health operators. The model is to provide “PropCo” capital to behavioral health companies, which have historically operated in a non-institutional sector of the healthcare industry constrained by less mature capital markets. As a result, without access to more efficient capital market execution (i.e. lower cost funding), the stronger behavioral health service/care providers have been restricted in their ability to grow. This ultimately hurts the communities they serve.

Immediately prior to founding Wellness Real Estate Partners, Mr. Haynes co-founded and ran a hospitality investment platform focused on aggregating franchised selected service hotels located in secondary and tertiary US markets. Prior to this venture, Mr. Haynes was employed by Alliance Partners HSP (“Alliance”), an opportunistic real estate investment and development company.

Prior to joining Alliance in 2013, Mr. Haynes worked for the Rockefeller Group Investment Management Corp. (“RGIM”). At RGIM he was responsible for the financial analysis for RGIM’s corporate acquisitions and direct real estate investments and supported institutional fundraising and business development. Mr. Haynes began his career at Lehman Brothers in 2007 in the Real Estate Private Equity Group where he performed financial analysis, market research and due diligence for over $2.0 billion in potential real estate acquisitions across all asset classes nationally. Mr. Haynes supported the successful fund management led buyout of Lehman’s real estate private equity funds’ advisory business, responsible for the management of approximately $18 billion in real estate assets globally. Mr. Haynes remained with the go-forward venture created by the fund’s management, Silverpeak Real Estate Partners (“Silverpeak”), until joining RGIM.

Mr. Haynes has over 12 years of experience serving on the board of Power REIT. Mr. Haynes has been a Trustee and a member of Power REIT’s Compensation Committee since December 2011, a member of the Nominating Committee since August 2012 and a member of the Special Committee – Related Party Transactions since March 2022. Mr. Haynes has been a trustee of P&WV from May 2011 to the present and was a member of P&WV’s Compensation Committee from August 2011 to December 2011 and a member of P&WV’s Audit Committee from 2010 to December 2011. He is considered to be an independent trustee in accordance with the NYSE MKT LLC Company Guide.

Mr. Haynes received a Bachelor of Arts in U.S. History from Brown University.

We believe that Mr. Haynes’ experience and contacts in real estate and his experience in transaction structuring and private equity provide significant benefits to the Trust.

Dionisio D’Aguilar, has more than 30 years of accounting, finance, and government experience. From March 1993 through May 2017 and from September 2021 to present, Mr. D’Aguilar served as the President and CEO of Superwash Limited, which is the largest chain of self-service laundries in the Bahamas. From May 2017 through September 2021, Mr. D’Aguilar, having been elected to the Bahamian Parliament, served in the Cabinet of The Government of The Bahamas as the Minister of Tourism and Aviation. Mr. D’Aguilar also served as President of The Bahamas Chamber of Commerce from 2007 – 2009 and the Honorary Consul for the Kingdom of The Netherlands in The Bahamas from June 2009 to May 2017. Mr. D’Aguilar has significant board experience having served as Chairman of the Board of AML Foods Limited from 2009 – 2017, Chairman of the Board of Insurance Company of the Bahamas from 2008 – 2017, Director of J.S. Johnson Insurance Agents & Brokers from 2008 – 2017, Director of Millennium Investment & Acquisition Company from 2013 – 2017, and Director of Bahamar from 2011 – 2015. Mr. D’Aguilar qualified as a Certified Public Accountant (CPA) in the State of New York during his time at KPMG US.

Mr. D’Aguilar holds both a Bachelor of Science (Hotel Administration) and a Master of Business Administration (M.B.A.) from Cornell University.

Mr. D’Aguilar has been a trustee and a member of Power REIT’s Audit Committee, Nominating Committee and Special Committee – Related Party Transactions since March 16, 2022.

We believe that Mr. D’Aquilar’s many years of experience at KPMG, significant financial and management expertise and experience in government matters provides significant benefits to the Trust.

In summary, the nominees have experience and skills in, and industry contacts relevant to, providing leadership to REITs, sourcing and structuring investments and raising and investing capital. The Trust believes these skills, relevant work experiences and contacts will significantly benefit shareholders as the Trust implements its business plan.

Family Relationships

There are no family relationships among any of our trustees or executive officers.

Non-Employee Trustee Compensation

In July, 2020, the 2020 Plan was adopted which superseded the 2012 Plan. In 2022, each independent trustee was granted 600 shares of restricted common stock of which 50% vested during 2022 and 50% vested during the first two quarters of 2023.

Other than the option grants and the restricted stock grants, there are currently no other compensation arrangements with any of the independent trustees. The Trust has a policy to reimburse reasonable expenses of Trustees. During 2022 there were no such reimbursements.

Compensation of our independent trustees for the fiscal year ending December 31, 2022, is listed in the table below.

Trustee Name	Fees Earned or Paid in Cash	Stock Awards(1)	Option Awards(2)	Non-Equity Incentive Plan Compensation	Non-Qualified Deferred Compensation Earnings	All Other Compensation	Total
Virgil E. Wenger	$—	$8,064	$79,326	$—	$—	$—	$87,390
William S. Susman	$—	$8,064	$79,326	$—	$—	$—	$87,390
Patrick R Haynes, III	$—	$8,064	$79,326	$—	$—	$—	$87,390
Dionisio D’Aguilar	$—	$8,064	$79,326	$—	$—	$—	$87,390

(1)	For all stock awards, the values reflect the aggregate grant date fair value computed in accordance with FASB ASC 718. For more information on the on the stock awards granted in 2022, please refer to Note 8 (Long-Term Compensation) in our Annual Report on Form 10-K for year ended December 31, 2022.
(2)	For all option awards, the value reflects date of grant using the Black-Scholes formula. For more information on the on the stock awards granted in 2022, please refer to Note 8 (Long-Term Compensation) in our Annual Report on Form 10-K for year ended December 31, 2022.

The compensation provided to Mr. Lesser, the Chairman of the Board of Trustees and also an officer of the Trust, is detailed in the table under “Executive Officer – Executive Officer Compensation”, below.

The table below shows the aggregate number of option and stock awards outstanding at December 31, 2022 for each of our independent trustees.

Trustee Name	Number of shares Subject to Outstanding Options	Stock Awards

Virgil E. Wenger	10,000	5,900
William S. Susman	10,000	5,900
Patrick R Haynes, III	10,000	5,900
Dionisio D’Aguilar	10,000	600

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE FOR THE

ELECTION OF EACH OF THE FOUR NOMINEES AS TRUSTEES OF THE TRUST

ADDITIONAL DISCLOSURE RELATING TO OUR

TRUSTEES, EXECUTIVE OFFICER AND CORPORATE GOVERNANCE

Corporate Governance

Overview

In accordance with our Declaration of Trust and Bylaws, our Board of Trustees elects the Chairman of the Board of Trustees and our executive officers, and each of these positions may be held by the same or separate persons. Our corporate governance guidelines do not include a policy on whether the role of the Chairman and Chief Executive Officer should be separate or, if not, whether a lead independent trustee is to be elected. From February 2011, Mr. Lesser, the Chairman of our Board of Trustees, has also served as our Chief Executive Officer. In 2020, Susan Hollander was named Chief Accounting Officer. We do not have a lead independent trustee. We believe that this arrangement is suitable for a company of our size. The Board of Trustees shall review the need for any changes to these arrangements from time to time in light of the Trust’s changing business needs.

Board of Trustees

Our Board of Trustees takes an active role in overseeing the management of our risks. The Board of Trustees regularly reviews information regarding our liquidity, operations and investment activities, as well as the risks associated with each. The Board of Trustees is responsible for overseeing the implementation of our investment strategy, the principal goal of which is to enhance long-term shareholder value through increases in earnings, cash flow and net asset value. Currently, each investment transaction is approved by the Board of Trustees. In the future, the Board of Trustees may establish an investment committee consisting of trustees to oversee our investment activities, including the review and approval of specific transactions.

The Board of Trustees held eleven scheduled meetings during 2022. On nine other occasions during the year, the trustees, after conferring in writing, adopted Board of Trustees resolutions by a majority of votes via written consent. The independent trustees met in executive session during 2022; all of the independent trustees were in attendance during this session. During 2022, each trustee attended at least 75% of the aggregate of all meetings of the Board of Trustees and of all meetings of committees of the Board of Trustees on which such member served that were held during the period in which such trustee served.

One of our five trustees attended the 2022 annual meeting of shareholders. Our policy is to invite and encourage each member of the Board of Trustees to be present at our annual meetings of stockholders.

Board Committees

Our Board of Trustees has four committees: An Audit Committee, a Compensation Committee, a Nominating Committee and a Special Committee – Related Party Transactions. Each of the three committees consists solely of independent trustees in accordance with the NYSE American Company Guide.

Audit Committee

Our Audit Committee has been established in accordance with section 3(a)(58)(A) of the Securities Exchange Act of 1934 (the “Exchange Act”) and consists of two independent trustees, each of whom the Board of Trustees has determined is “financially literate” and “independent” under the rules of the NYSE American Company Guide: Virgil E. Wenger and Dionisio D’Aguilar. Mr. Wenger serves as chairman of the Audit Committee and the Board of Trustees has determined that Mr. Wenger and Mr. D’Aguilar both meet the definition of “audit committee financial expert,” as defined in applicable SEC rules. Pursuant to its charter, the Audit Committee, among other purposes, serves to assist the Board of Trustees in overseeing:

●	the integrity of our financial statements;

●	our compliance with legal and regulatory requirements and ethical behavior;

●	the retention of independent public auditors, including oversight of their performance, qualifications and independence, as well as the terms of their engagement;

●	our accounting and financial reporting processes, internal control systems and internal audit function, as applicable;

●	our monitoring of compliance with laws and regulations and our code of business conduct and ethics; and

●	our investigation of any employee misconduct or fraud.

During 2022, the Audit Committee did not hold any meetings, but on three occasions, after conferring individually or via writing, took action by written consent. The Audit Committee’s charter is available on the Trust’s website at: www.pwreit.com.

Report of the Audit Committee

The Audit Committee hereby reports as follows:

1.	Management has the primary responsibility for the Trust’s financial statements and reporting process, including its system of internal accounting controls. The Audit Committee, in its oversight role, has reviewed and discussed the audited financial statements with the Trust’s management.

2.	The Audit Committee has discussed with the Trust’s independent audit firm the overall scope of, and plans for, its audits. The Audit Committee discussed with the independent audit firm the Trust’s financial reporting process in addition to other matters required to be discussed by the statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1, AU section 380), as adopted by the Public Company Accounting Oversight Board (“PCAOB”) in Rule 3200T, as may be modified or supplemented.

3.	The Audit Committee has received the written disclosures and the letter from MaloneBailey required by applicable requirements of the PCAOB regarding its communications with the Audit Committee concerning independence, and has discussed with MaloneBailey, its independence.

4.	Based on the matters and discussions referred to in paragraphs (1) through (3) above, the Audit Committee has recommended to the Board of Trustees, and the Board of Trustees has approved, that the audited financial statements be included in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2022, for filing with the Securities and Exchange Commission.

5.	After considering MaloneBailey’s experience and independence, the Audit Committee recommends that the Trust (a) ratify MaloneBailey as the Trust’s independent audit firm to perform the audit of the financial statements as of and for the year ending December 31, 2022 and (b) submit to shareholders the ratification of MaloneBailey, as the Trust’s independent audit firm at the 2023 Annual Meeting.

Submitted by the Audit Committee of the Board of Trustees

Virgil E. Wenger

Dionisio D’Aguilar

Compensation Committee

During 2022, our Compensation Committee consisted of two independent trustees: William S. Susman and Patrick R. Haynes, III. Mr. Susman serves as chairman of the Compensation Committee. The Compensation Committee, among other purposes, serves to:

●	establish and periodically review the adequacy of the compensation plans for our executive officers and other employees;
●	review the performance of executive officers and adjust compensation arrangements as appropriate;
●	establish compensation arrangements for our non-executive trustees; and
●	evaluate and make grants under the Trust’s 2020 Equity Incentive Plan and other stock grants pursuant to authority delegated to it by the Board of Trustees;
●	review and monitor management developments and succession plans and activities.

During 2022, the Compensation Committee did not hold any meetings, but on one occasion, after conferring individually or via writing, took action by written consent. The Compensation Committee charter is available on the Trust’s website at: www.pwreit.com.

Nominating Committee

The Nominating Committee is chaired by William S. Susman with Dionisio D’Aguilar and Patrick R. Haynes, III serving as members. The Nominating Committee evaluates potential nominees to serve as trustees and makes recommendations to the Board of Trustees for inclusion in the Trust’s annual proxy statement. The Nominating Committee met one time in 2022.

Trustee Nomination Process

The Nominating Committee is responsible for developing and evaluating potential trustee candidates for consideration in the event of a vacancy on the Board of Trustees and making nominee recommendations to the Board of Trustees. The Nominating Committee seeks candidates for election and appointment that possess the integrity, leadership skills and competency required to direct and oversee the Trust’s management in the best interests of its shareholders, customers and employees, as well as the communities it serves and other affected parties. Nominee candidates must be willing to regularly attend committee and Board of Trustees meetings, to develop a strong understanding of the Trust, its businesses and its requirements, to contribute his or her time and knowledge to the Trust and to be prepared to exercise his or her duties with skill and care. In addition, each candidate should have an understanding of relevant governance concepts and the legal duties of a trustee of a public company. The Nominating Committee does not have a set policy or process for considering diversity in identifying nominees, but endeavors to establish a diversity of background and experience in a number of areas of core competency, including business judgment, management, accounting, finance, knowledge of our industry, strategic vision, and other areas relevant to our business.

To propose a nominee, shareholders may contact the Nominating Committee Chairman, the Chairman of the Board of Trustees or the Trust’s Secretary by writing to them care of the Trust at its principal executive offices. Such correspondence should include a detailed description of the proposed nominee’s qualifications and a method to contact the nominee if the Nominating Committee so chooses. Candidates viewed by the Nominating Committee as qualified and suitable for service as a trustee will be contacted to determine interest in being considered to serve on the Board of Trustees and, if interested, will be interviewed and have their qualifications established and considered. The Nominating Committee does not intend to alter the manner in which it evaluates candidates, including the minimum criteria set forth above, based on whether or not the candidate was recommended by a stockholder.

The Nominating Committee recommended nominees to the Board of Trustees for inclusion within Proposal 1 of the proxy statement for the 2023 Annual Meeting of Shareholders. The Nominating Committee has established a charter outlining its purpose and the practices it follows. The Nominating Committee charter is available on the Trust’s website at www.pwreit.com.

Special Committee – Related Party Transactions

The Special Committee – Related Party Transactions (“the Special Committee”) which is chaired by William Susman with Patrick R. Haynes, III, Virgil E. Wenger, and Dionisio J. Aguilar serving as members. The purpose of this Special Committee is to approve all future transactions that can be considered Related Party Transactions. All such transactions will be presented to the Special Committee which will then meet in an executive session to discuss the proposed transaction and ultimately vote on such transactions. The vote of a majority of the members of the Special Committee is required to approve transactions that are brought before the Special Committee on behalf of the Board of Trustees. Additionally, the composition of the Special Committee will only include independent trustees. The Special Committee was established on March 11, 2022, and met or took action by written consent on thirteen occasions during 2022.

Code of Business Conduct

The Trust has a Code of Business Conduct, with which all officers and trustees must comply. A copy of the code may be viewed on our website at www.pwreit.com, and printed copies may be requested, without charge, by writing to us at 301 Winding Road, Old Bethpage, NY 11804, Attention: Investor Relations.

Insider Trading and Hedging

Our Code of Business Conduct contains a provision that precludes officers, trustees and employees who have access to confidential information from using or sharing that information for stock trading purposes or for any other purpose except the conduct of the Trust’s business and in strict conformance with all applicable laws and SEC regulations. All non-public information for personal financial benefit or to tip others who might make an investment decision on the basis of this information is not only unethical but also illegal.

The Trust does not currently have in place an express policy that prohibits short sales, hedging, and transactions in derivatives of Power REIT securities for all of the Trust’s personnel, including officers, trustees and employees, independent contractors and consultants. In addition, we do not currently have in place an express policy that prohibits pledging of Power REIT securities as collateral by the Trust’s trustees and executive officers.

Executive OfficerS

The Trust is managed by David H. Lesser, the Trust’s Chief Executive Officer, with oversight from its Board of Trustees.

The following is a summary of the Trust’s Officers as of December 31, 2022:

Name	Age	Officer Since	Trust Positions

David H. Lesser	57	2011	Chairman of the Board of Trustees Chief Executive Officer, Chief Financial Officer, Secretary, Treasurer
Susan P. Hollander	54	2020	Chief Accounting Officer

Susan P. Hollander is the Chief Accounting Officer of Power REIT and is responsible for strategic accounting, compliance and financial functions including SEC and statutory filings. She has been working with our CEO, David Lesser, since 2017 as Controller for Intelligen Power Systems, Millennium Sustainable Ventures Corp., formerly Millennium Investment and Acquisition Company and IntelliStay Hospitality Management, LLC, and is increasingly focusing her efforts on Power REIT. Prior to that Ms. Hollander was Controller at Boston Provident, LP, a long-short, multi asset hedge fund specializing in the financial services industry for over 22 years where she focused primarily on financial reporting, trading operations, fund accounting and performance reporting. Ms. Hollander has more than 30 years of accounting, finance and tax experience, primarily within the financial services/real estate industry. In addition, Ms. Hollander has public company reporting expertise. Ms. Hollander graduated from Binghamton University, State University of New York with a Bachelor of Science in Economics.

Executive Officer Compensation

The Trust does not have an employment agreement with Mr. Lesser or with Ms. Hollander. In 2022, Mr. Lesser was awarded 20,000 shares of restricted stock which vests monthly over a three-year period commencing August 2022 and in 2021 was granted 20,000 shares of restricted stock which vests monthly over a three-year period commencing June 2021. In 2021, Ms. Hollander was awarded 500 shares of restricted stock which vests quarterly over a three-year period commencing September 2021. The restricted stock grants provide for voting rights and dividends during the vesting period. The assumptions used to value the grants are described in footnote 8 to the Trust’s audited financial statements included in the Trust’s Annual Report on Form 10-K for the year ended December 31, 2022, available on the Trust’s website, https://www.pwreit.com/news-and-sec-filings.

Compensation for our principal executive officer and principal accounting officer for the fiscal years ending December 31, 2022 and 2021, is set forth in the table below:

Name and Principal Positions	Year	Salary		Bonus	Stock Awards		Option Awards (4)	All Other Compensation	Total

David H. Lesser, Chairman, CEO and CFO	2022	$62,500	(5)	$-	$268,800	(1)	$1,189,895	$-	$1,458,695

David H. Lesser, Chairman, CEO and CFO	2021	$-	(5)	$-	$743,600	(2)	$-	$-	$743,600

Susan P. Hollander, CAO	2022	$63,000	(6)	$-	$0		$59,494	$-	$122,494

Susan P. Hollander, CAO	2021	$-	(6)	$-	$18,590	(3)	$-	$-	$18,590

(1)	The value reflects the aggregate grant date fair value computed in accordance with FASB ASC 718. Shares vest monthly over 36 months beginning August 1, 2022.
(2)	The value reflects the aggregate grant date fair value computed in accordance with FASB ASC 718. Shares vest monthly over 36 months beginning June 1, 2021.
(3)	The value reflects the aggregate grant date fair value computed in accordance with FASB ASC 718. Shares vest monthly over 36 months beginning July 1, 2021.
(4)	For all option awards, the value reflects date of grant using the Black-Scholes formula. Options vest monthly in a series of 36 equal monthly installments starting on August 1, 2022.
(5)	No cash compensation was paid by the Trust in 2021. In September of 2022, cash compensation commenced at an annualized rate of $150,000.
(6)	No cash compensation was paid by the Trust in 2021. In March of 2022, cash compensation commenced at an Annualized rate of $66,000.

Outstanding Equity Awards

The following table sets forth outstanding option equity and restricted stock awards granted to the Trust’s principal executive officer as of December 31, 2022:

Outstanding Equity Awards at Fiscal Year End

	Option Awards				Stock Awards
Name	Number of shares of underlying unexercised options (exercisable) (1)	Number of shares underlying unexercised options (unexercisable) (1)	Option exercise price	Option expiration date	Number of shares that have not vested		Market value of shares that have not vested (6)
David H. Lesser, Chairman and CEO	20,833	129,167	$13.44	7/15/2032	17,222	(2)	$68,026
					9,444	(3)	$37,303

Susan P. Hollander, CAO	1,042	6,458	$13.44	7/15/2032	-		$-
					250	(4)	$987
					67	(5)	$265

(1)	For all option awards, the value reflects date of grant using the Black-Scholes formula. Options vest monthly in a series of 36 equal monthly installments starting on August 1, 2022.
(2)	Shares were granted on May 12, 2021 and vest monthly over 36 months on a pro-rata basis starting June, 2021.
(3)	Shares were granted on July 15, 2022 and vest monthly over 36 months on a pro-rata basis starting August, 2022.
(4)	Shares were granted on May 12, 2021 and vest monthly over 36 months on a pro-rata basis starting July 1, 2021.
(5)	Shares were granted on September 30, 2020 and vest quarterly over 12 quarters starting on July 1, 2020.
(6)	Based on the stock price of PW at 12/31/22 which is $3.95.

COMPENSATION DISCUSSION AND ANALYSIS

The Trust’s compensation program is designed to incentivize key individuals to provide services of value to the Trust, including services in the long-term interest of the Trust. Over the last few years, the Trust has focused on minimizing cash compensation and providing incentive compensation in the form of option and restricted stock grants. The compensation program has consisted primarily of occasional option grants and restricted stock grants to our independent trustees and occasional option grants and restricted stock grants to our Executive Officers. The Trust believes this approach provides the Trust with increased flexibility to vary the amounts and types of compensation paid to the Trust’s executive officers, to serve the goals of:

●	more strongly aligning the interests of the Trust and the interests of its executive officers and trustees, among others, in support of our business expansion and improvement plans;

●	rewarding our executive officers in proportion to the increased duties we are imposing on them and the increased levels of performance we are requiring of them; and

●	rewarding our executive officers and trustees, among others, if and when they achieve substantial successes in expanding and improving our business and prospects, including, without limitation, by creating long-term shareholder value by increasing funds from operations (“FFO”) and dividends per share through accretive acquisitions of energy and transportation infrastructure.

In furtherance of these compensation goals, the Compensation Committee approved certain stock grants during 2022 and 2021. See the “Trustee Compensation” table above, for further information as to these grants and our compensation amounts generally.

securities OWNERSHIP

The following table sets forth certain information regarding the beneficial ownership and voting power of our common shares as of July 31, 2023 by: (i) each person who owns more than 5% of our shares and who has filed a Schedule 13D with the SEC that is publicly available to the Trust and others at www.sec.gov, (ii) each of our trustees and executive officers and (iii) all of our trustees and executive officers as a group. Unless otherwise indicated, the business address of each person listed is c/o Power REIT, 301 Winding Road, Old Bethpage, NY 11804. Unless otherwise indicated, all shares are owned directly, and the indicated person has sole voting and investment power.

Percentage of ownership is based on 3,389,961 shares of our Common Shares outstanding as of July 31, 2023.

	Owned at July 31, 2023
Name of Beneficial Owner	Number of Shares	% of Outstanding Shares(6)
Trustees and Executive Officers
David H. Lesser (1)	657,760	19.25%
Susan H. Hollander(2)	4,800	*	%
Virgil E. Wenger(3)	13,652	*	%
William S. Susman(4)	10,750	*	%
Patrick R. Haynes, III(5)	23,559	*	%
Dionisio D’Aguilar(6)	3,933	*	%
All trustees and executive officers as a group	714,454	20.93%

(1) Mr. Lesser beneficially owns (i) 657,760 shares of common shares, which includes: (a) 490,557 shares owned directly by Mr. Lesser, (b) 68,679 shares owned indirectly through 13310 LMR2A LLC (“13310”), for which Mr. Lesser acts as the Co-Managing Member, (c) 15,458 shares of common shares owned indirectly through PW RO Holdings LLC (“ROH”) for which Mr. Lesser is the Managing Member, (d) 18,656 shares of common shares owned indirectly through PW RO Holdings 2 LLC (“ROH2”) for which Mr. Lesser acts as the Managing Member, (e) 14,410 shares of common shares owned indirectly through PW RO Holdings 3 LLC (“ROH3”) for which Mr. Lesser acts as Managing member and (ii) 10-year options granted on July 15, 2022 to purchase 50,000 shares of our common stock at $13.44 per share, all of which have vested. The address for each of Mr. Lesser, LMR2A, PW Holdings, PW 2 Holdings, PW 3 Holdings is c/o Power REIT, 301 Winding Road, Old Bethpage, NY 11804. Does not include 68,335 shares of common shares owned by MEL Generation Skipping Trust, an irrevocable trust set up for the children of David H. Lesser, (the “MEL Trust”). Mr. Lesser disclaims any beneficial, pecuniary or residual interest in the shares owned by the MEL Trust, does not serve as trustee of the MEL Trust and does not have the power to revoke the MEL Trust.

(2) Ms. Susan P. Hollander beneficially owns (i) 2,300 shares of common stock and (ii) 10-year options granted on July 15, 2022 to purchase 2,500 shares of our common stock at $13.44 per share, all of which have vested.

(3) Mr. Virgil E. Wenger beneficially owns (i) 10,319 shares of common stock and (ii) 10-year options granted on July 15, 2022 to purchase 3,333 shares of our common stock at $13.44 per share, all of which have vested.

(4) Mr. William S. Susman beneficially owns (i) 7,417 shares of common stock and (ii) 10-year options granted on July 15, 2022 to purchase 3,333 shares of our common stock at $13.44 per share, all of which have vested.

(5) Mr. Haynes beneficially owns (i) 23,004 shares of common shares, which includes: (a) 8,719 shares owned directly by Mr. Haynes, (b) 11,507 shares owned indirectly through JRC Management LLC (“JRC”), for which Mr. Haynes acts as the Managing Member and (ii) 10-year options granted on July 15, 2022 to purchase 3,333 shares of our common stock at $13.44 per share, all of which have vested.

(6) Mr. Dionisio D’Aguilar beneficially owns (i) 600 shares of common stock and (ii) 10-year options granted on July 15, 2022 to purchase 3,333 shares of our common stock at $13.44 per share, all of which have vested.

COMPLIANCE WITH Section 16(a) OF THE EXCHANGE ACT

Section 16(a) of the Exchange Act requires that our executive officers and trustees, and persons who own more than 10% of a registered class of our equity securities, file reports of ownership and changes in ownership on Forms 3, 4 and 5 with the SEC and, in our case, the NYSE American. Executive officers, trustees and greater than 10% shareholders are required by the SEC to furnish us with copies of all Forms 3, 4 and 5 that they file. Based on our review of such copies, we believe that our current executive officers, trustees and greater than 10% shareholders complied with all Section 16(a) filing requirements applicable to them with respect to transactions during 2022 other than a late filing by Patrick Haynes which reported the grant of an option to purchase 10,000 common shares and the grant of 600 common shares and a late Form 3 filing by Mr. Dionisio D’Aguilar upon his appointment to the Board.

Related Party Transactions

A wholly-owned subsidiary of Hudson Bay Partners, LP (“HBP”), an entity associated with our CEO and Chairman of the Trust, David Lesser, provided the Trust and its subsidiaries with office space at no cost. Effective September 2016, the Board of Trustees approved reimbursing an affiliate of HBP $1,000 per month for administrative and accounting support based on a conclusion that it would pay more for such support from a third party. The amount paid has increased over time with the approval of the independent members of the Board of Trustees. Effective February 23, 2021, the monthly amount paid to the affiliate of HBP increased to $4,000. A total of only $8,000 was paid pursuant to this arrangement during the first quarter ended March 31, 2022 compared to $0 paid during the first quarter ended March 31, 2023. During the first quarter of 2022, the Trust eliminated this recurring related party transaction and implemented payroll through Power REIT and HBP provides office space at no cost.

Power REIT has a relationship with Millennium Sustainable Ventures Corp., formerly Millennium Investment and Acquisition Company Inc. (“MILC’). David H. Lesser, Power REIT’s Chairman and CEO, is also Chairman and CEO of MILC. MILC, through subsidiaries or affiliates, established cannabis and food crop cultivation projects and entered into leases related to the Trust’s Oklahoma, Michigan and Nebraska properties and MILC is a lender to the tenant of one of the Trust’s Colorado properties. As of July 31, 2023, these properties are currently not operational and the Trust is evaluating alternatives related thereto.

Effective March 1, 2022, the Sweet Dirt Lease was amended (the “Sweet Dirt Lease Second Amendment”) to provide funding in the amount of $3,508,000 to add additional items to the property improvement budget for the construction of a Cogeneration / Absorption Chiller project to the Sweet Dirt Property. A portion of the property improvement budget, amounting to $2,205,000, will be supplied by IntelliGen Power Systems LLC(“IntelliGen”) which is owned by HBP, an affiliate of David Lesser, Power REIT’s Chairman and CEO. On January 23, 2023, the Sweet Dirt lease was amended to restructure the timing of rent payments but maintain the same overall yield and eliminate the funding of remaining capital improvements for the cogeneration project, which includes eliminating payments that were expected to be paid by the Trust to IntelliGen, a related party. As of March 31, 2023, $1,102,500 had been paid to IntelliGen for equipment supplied.

Under the Trust’s Declaration of Trust, the Trust may enter into transactions in which trustees, officers or employees have a financial interest, provided however, that in the case of a material financial interest, the transaction is disclosed to the Board of Trustees or the transaction shall be fair and reasonable. After consideration of the terms and conditions of the transaction with Hudson Bay Partners, IntelliGen and the lease transactions with subsidiaries and affiliates of MILC, the independent trustees approved such arrangements having determined such arrangement are fair and reasonable and in the interest of the Trust.

Review, approval or ratification of transactions with related persons

The Special Committee – Related Party Transactions was formed for the purpose of approving all future transactions that can be considered Related Party Transactions.

Our general policy and that of our Special Committee – Related Party Transactions is that all material transactions with a related-party and agreements with related parties, as well as all material transactions in which there is an actual, or in some cases, perceived, conflict of interest, will be subject to prior review and approval by our Special Committee – Related Party Transactions and its independent members, which will determine whether such transactions or proposals are fair and reasonable to the Trust and our stockholders. In general, potential related-party transactions will be identified by our management and discussed with our Trustees. When reviewing a related party transaction, the members of the Special Committee – Related Party Transactions shall take into account all of the relevant facts and circumstances available to it, including (if applicable), but not limited to (a) the material terms and conditions of the transaction; (b) the related party’s relationship to the Trust; (c) the related party’s interest in the transaction; (d) the approximate dollar value of the transaction; (e) the availability from other sources of comparable products and services; and (f) an assessment of whether the transaction is on terms that are comparable to the terms available to the Trust from an unrelated third party.

All such transactions will be presented to the Special Committee which will then meet in an executive session to discuss the proposed transaction and ultimately vote on such transactions.

Independence of Board of Trustees

The Trust’s common shares and 7.75% Series A Cumulative Redeemable Perpetual Preferred Stock are listed on the NYSE American. Under the NYSE American listing standards, independent trustees must comprise a majority of a listed company’s board of trustees and all members of the Audit Committee, Compensation Committee and Nominating and Corporate Governance Committee must be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 under the Exchange Act and Compensation Committee members must also satisfy the independence criteria set forth in Rule 10C-1 under the Exchange Act. Under the NYSE American listing standards, a trustee will only qualify as an “independent trustee” if, in the opinion of that company’s board of trustees, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a trustee.

In order to be considered to be independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his or her capacity as a member of the Audit Committee, the Board of Trustees, or any other board committee: (i) accept, directly or indirectly, any consulting, advisory or other compensatory fee from the listed company or any of its subsidiaries, or (ii) be an affiliated person of the listed company or any of its subsidiaries.

The Trust’s Board of Trustees undertook a review of the independence of the members of the board of directors and considered whether any director has a material relationship with our trust that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning their background, employment and affiliations, including family relationships, the Board of Trustees has determined that all of our current Trustees, except Mr. Lesser, due to his position as Chief Executive Officer of our trust, is “independent” as that term is defined under the rules of the NYSE American. As a result, are deemed to be “independent” as that term is defined under the rules of the NYSE American.

In making these determinations, the Board of Trustees considered the current and prior relationships that each non-employee director has with our trust and all other facts and circumstances the Board of Trustees deemed relevant in determining their independence, including the beneficial ownership of capital stock by each non-employee Trustee.

PROPOSAL 2: RATIFICATION OF INDEPENDENT AUDIT FIRM

The firm of MaloneBailey, LLP (“MaloneBailey”) has served as the Trust’s independent registered public accounting firm since January 20, 2015, and has audited the Trust’s consolidated financial statements as of and for the year ended December 31, 2022 included in the Trust’s Annual Report on Form 10-K. The Board of Trustees seeks ratification of the decision to ratify MaloneBailey as the Trust’s independent registered public accounting firm for fiscal 2023. Ratification of the appointment of MaloneBailey by our stockholders is not required by law, our bylaws or other governing documents. As a matter of policy, however, the appointment is being submitted to our stockholders for ratification at the annual meeting. If our stockholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain that firm. Even if the appointment is ratified, the Audit Committee, in its discretion, may direct the appointment of different independent auditors at any time during the year if they determine that such a change would be in our best interest and the best interests of our stockholders.

A representative of MaloneBailey will be in attendance at the annual meeting via conference call to respond to appropriate questions and to make a statement if they desire to do so.

Audit Fees

As previously disclosed in our public filings effective January 20, 2015, the Trust retained MaloneBailey as its independent registered public accounting firm. MaloneBailey, billed the Trust $146,000 and $130,500 for professional services in each of the years ended 2022 and 2021, respectively, related to the annual audit of the Trust’s financial statements and the inclusion of financial statements and other financial information in the Trust’s quarterly reports on Form 10-Q, registration statements and other submissions to the SEC.

Audit-Related Fees

The Trust did not pay any Audit Related Fees in the year ended December 31, 2022 and paid a total of $10,000 to MaloneBailey LLP, during 2021 for an audit related to the acquisition of the property located in Desert Hot Springs, CA.

Tax Fees

The Trust engaged MaloneBailey, to prepare its 2021 and 2020 tax return. The trust paid MaloneBailey $12,500 and $6,000 in 2022 and 2021 for professional services rendered related to the preparation of the tax returns.

All Other Fees

No other fees were paid for 2022 or 2021.

Audit Committee Pre-Approval of Services to be Provided by Independent Auditor

Our policies and procedures require our Audit Committee to review and approve in advance all engagements for services to be rendered by the Trust’s independent auditors. In the case of any non-audit services proposed to be rendered by the Trust’s independent auditors, that review includes consideration by the Audit Committee as to whether the provision of such services would be compatible with maintaining the auditors’ independence.

All of the engagements for services rendered in 2022 by the Trust’s independent auditors were pre-approved by the Audit Committee.

THE BOARD OF TRUSTEES RECOMMENDS THAT YOU VOTE TO RATIFY MALONEBAILEY, LLP AS THE TRUST’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

OTHER MATTERS

Principal Executive Offices

The Trust’s principal executive offices are located at 301 Winding Road, Old Bethpage, NY 11804.

Other Matters to Come Before the 2023 Annual Meeting

No matters are planned to be presented for action at the annual meeting other than as set forth in this proxy statement. If other matters properly come before the meeting, the persons named as proxies in the accompanying white proxy card will vote all the proxies given to them as a consequence of proxy solicitations made by the Board of Trustees pursuant to this proxy statement as recommended by the Board of Trustees or, if no such recommendation is given, in their own discretion.

Shareholder Proposals and Nominations for the 2024 Annual Meeting

Any shareholder proposal that, pursuant to Rule 14a-8 under the Exchange Act, is to be considered for inclusion in our proxy materials for the next annual meeting of shareholders, in 2024, must be received by the Trust no later than April 20, 2024. Proposals should be sent via registered, certified or express mail to our principal executive offices.

In addition, Qualified Shareholders (as defined below) who wish to propose a nominee to the Board of Trustees or propose any other business to be considered by the shareholders at an annual meeting (other than a shareholder proposal included in our proxy materials pursuant to Rule 14a-8 under the Exchange Act) must comply with the advance notice provisions and other requirements of Article III, Section 13 of our Bylaws, which are on file with the SEC and may be obtained from the SEC’s website or from us upon written request. These provisions require that nominations and proposals of business for the 2024 annual meeting must be received by the Trust no earlier than April 20, 2024, and no later than May 20, 2024. Such nominations or proposals of business should be sent via registered, certified or express mail to our principal executive offices. A “Qualified Shareholder” is a shareholder or shareholders who collectively have held both investment and voting control over at least five percent (5%) of the shares of the Trust for at least three consecutive years and have been acting in concert over that time period; who are shareholders of record at the time their advance notice is delivered to the Trust and at the time of the annual meeting; who are entitled to vote at the meeting; and who have complied in all respects with the procedures set forth in Article III, Section 13 of our Bylaws.

In addition, to satisfying the foregoing requirements, to comply with the universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than the Company’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act no later than July 16, 2024. If such meeting date is changed by more than 30 days, then notice must be provided by the later of 60 calendar days prior to the date of the annual meeting or the 10th calendar day following the day on which public announcement of the date of the annual meeting is first made.

Householding of Proxy Materials

If you and other residents at your mailing address own shares in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and proxy statement. This practice is known as “householding.” If you did not respond that you did not want to participate in householding, then you were deemed to have consented to householding, and your broker or bank will be sending only one copy of our annual report and proxy statement to your address. You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm and your account number to Broadridge Financial Solutions Inc., 51 Mercedes Way, Edgewood, NY 11717. In all events, if you did not receive an individual copy of this proxy statement or our Annual Report on Form 10-K, and wish to do so, we will send you such a copy or copies if you send a written request to us at our principal executive offices, Attention: Investor Relations, or telephone us at (212) 750-0371. If your household is receiving multiple copies of our annual report and proxy statement, you can request householding by contacting us in the same manner.

No Dissenters’ Rights

The corporate action described in this Proxy Statement will not afford stockholders the opportunity to dissent from the actions described herein or to receive an agreed or judicially appraised value for their shares.

Additional Copies of Materials

Additional copies of this proxy statement and our Annual Report on Form 10-K for the year ended December 31, 2022 will be furnished without charge upon written request to our principal executive offices, Attention: Investor Relations.

Shareholder Communications

Shareholders may communicate with the Board of Trustees or an individual trustee by sending their communications in writing care of Power REIT at 301 Winding Road, Old Bethpage, NY 11804. All such communications will be forwarded to the respective trustee or trustees to whom such communications are addressed.

Annual Report

On March 31, 2023, the Trust filed with the SEC its Annual Report on Form 10-K for the year ended December 31, 2022 which is available at https://www.pwreit.com/news-and-sec-filings and can be mailed upon request. Such annual report is also available from the SEC’s website at www.sec.gov.

IN CONNECTION WITH THE SOLICITATION OF PROXIES BY THE BOARD OF TRUSTEES, YOU SHOULD RELY ONLY ON THE INFORMATION PROVIDED IN THIS PROXY STATEMENT. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH DIFFERENT OR ADDITIONAL INFORMATION. YOU SHOULD NOT ASSUME THAT THE INFORMATION IN THIS PROXY STATEMENT IS ACCURATE AS OF ANY DATE OTHER THAN THE DATE OF THIS PROXY STATEMENT OR, WHERE INFORMATION RELATES TO ANOTHER DATE SET FORTH IN THIS PROXY STATEMENT, AS OF THAT DATE.

POWER REIT
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC
P.O. BOX 1342
BRENTWOOD, NY 11717

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TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V21775-P98194 KEEP THIS PORTION FOR YOUR RECORDS

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. DETACH AND RETURN THIS PORTION ONLY

POWER REIT

The Board of Trustees recommends you vote "FOR" the following:

	For All	Withhold All	For All Except
1. Election of Trustees	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) David H. Lesser
02) Virgil E. Wenger
03) Patrick R. Haynes, III
04) William S. Susman
05) Dionisio D'Aguilar

The Board of Trustees recommends you vote "FOR" the following proposal:

	For	Against	Abstain
2. Ratification of appointment of MaloneBailey LLP as the Trust's independent registered public accounting firm.	☐	☐	☐

NOTE: To transact such other business as may properly come before the meeting or any adjournments thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

The notice of annual meeting, proxy statement and annual report on Form 10-K of Power REIT are available at www.proxyvote.com and https://www.pwreit.com/news-and-sec-filings (Form 10-K).

V21776-P98194

POWER REIT

Annual Meeting of Shareholders

September 14, 2023 at 10:00 AM (local time)

This proxy is solicited by the Board of Trustees

The undersigned hereby appoints David H. Lesser and Susan Hollander, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact, and hereby authorizes them to represent and vote, as provided on the other side hereof, all the common shares of Power REIT (the "Trust") which the undersigned is entitled to vote and, in their discretion, to vote upon such other business as may properly come before the Annual Meeting of Shareholders of the Trust to be held on September 14, 2023 at 10:00 AM local time, or any adjournment thereof (the "Meeting"), with all powers which the undersigned would possess if present at the Meeting.

THIS WHITE PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED, THIS WHITE PROXY CARD WILL BE VOTED FOR THE ELECTION OF ALL NOMINEES UNDER PROPOSAL 1 AND FOR PROPOSAL 2 AND IN THE DISCRETION OF THE PROXIES WITH RESPECT TO SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side